UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2010

FAR EAST WIND POWER CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-153472	27-0999493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 N. Tatum Blvd., Suite 3031
Phoenix, AZ 85028

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (602) 953-7757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  Resignation of Director, President and Chief Executive Officer

On March 18, 2010, John J. Lennon resigned as Director, President and Chief Executive Officer of Far East Wind Power Corp. (the “Company”).  Mr. Lennon remains as the Chief Financial Officer of the Company.

(c)  Appointment of President and Chief Executive Officer

On March 18, 2010, the Board of Directors of the Company appointed Mr. Han Xiaoping as President and Chief Executive Officer of the Company.

Mr. Han has been the Chief Information Officer of China5e.com, an information internet site about energy, in China, since 2000.  Mr. Han has served as the Deputy Secretary General, Finance Committee, of China Enterprises Investment Association  since 2006 and Mr. Han has served as the Managing Director of Beijing Falcon Investment Co., Ltd since 2007.  Mr. Han is a Senior Fellow in the Energy Research Center of  China5e.com, a position he has held since 2005.  From 2006, Mr. Han has served as the Deputy Secretary General of the Energy Efficiency Committee of the China Energy Research Counsel, and since 2005 he has served as the Internet Committee Director of the China Environmental Journalists.  Mr. Han is a member of the Thermal Profession Committee of the Chinese Society of Electrical Engineering, the Director of the National Thermal Engineering Central Station, the Director of the Energy Use Board of the Beijing Institute of Thermal Physics and Energy Engineering, the Vice Chairman of the China Petroleum and Business Counsel and the Institute Director of the Beijing Power Engineering Society.  Mr. Han is a member of the National Energy Board, the National Development and Reform Commission and the National Energy Leading Group Office.  Mr. Han has been a guest professor in the North China Electric Power University and has taught energy economics courses at the Peking University, the Tsinghua University and the North China Electric Power University.  He has been a commentator or analyst for CCTV, Central People’s Broadcasting Station, Phoenix Satellite TV, Beijing TV, Xinhua News Agency, and has been a columnist for the People’s Daily Network Technology Channel.  Mr. Han received his EMBA and a Higher Diploma in Media from the Cheung Kong Graduate School of Business.

(d)  Appointment of Director

On March 18, 2010, the Board of Directors of the Company appointed Mr. Han and to the Board of Directors of the Company.  There are no arrangements or understandings between Mr. Han and any other persons, pursuant to which Mr. Han was selected as a director. Mr. Han has not been named or, at the time of this Current Report, to any committee of the board of directors. For more information, please refer to (c) above.

Mr. Han has not previously held any positions with the Company and there have been no related party transactions between Mr. Han and the Company.  Mr. Han has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Han had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Mr. Han is a party or in which he participates, nor any amendment to any such plan contract or arrangement, in connection with our appointment of Mr. Han, nor any grant or award to Mr. Han or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Han.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Far East Wind Power Corp., a Nevada Corporation

Dated: March 24, 2010	/s/ John J. Lennon
Chief Financial Officer

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